UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2008

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA  30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 4, 2008, AtheroGenics, Inc. (the "Company") issued a press release to announce that upon the filing of the Company's Form10-K for its fiscal year ended December 31, 2007 on March 3, 2008 (the "Form 10-K"), the Company regained compliance with Marketplace Rule4450(b)(1)(A) which requires the Company to have more than $50 million in revenue and $50 million in total assets to maintain its listing on the Nasdaq Global Market.  A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

As previously announced, on December 26, 2007, the Company received a Nasdaq Staff Deficiency Letter indicating it had failed to comply with the requirements for continued listing set forth in Nasdaq Marketplace Rule 4450(b)(4) because the closing bid price of the Company's common stock had fallen below $1.00 for 30 consecutive business days.  The Company was provided with 180 calendar days to regain compliance with this rule.  If at any time before the end of the180 calendar day compliance period, the Company's common stock closes at $1.00 or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company is in compliance with the minimum bid price requirement.  The Company currently is still in violation of Nasdaq Marketplace Rule 4450(b)(4) and the Company cannot provide any assurance that it will regain compliance in the near term, or at all.  Additional information regarding the risks related to any failure of the Company to maintain its continued listing on the Nasdaq Global Market can be found under the caption "Risk Factors" in the Company's Form 10-K.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is furnished as part of this current report on Form 8-K.

Exhibit No.		Description

99.1	–	Press Release dated March 4, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: March 4, 2008	/s/MARK P. COLONNESE
Mark P. Colonnese
Executive Vice President, Commercial Operations
and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.		Description

99.1	–	Press Release dated March 4, 2008